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Exhibit 10.16

AMENDMENT NO. 2 TO VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT

        THIS AMENDMENT NO. 2 TO THE VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT (this "Amendment"), dated as of October 2, 2009, is made by and among Liberty Entertainment, Inc., a Delaware corporation ("Splitco"), The DIRECTV Group, Inc., a Delaware corporation ("DIRECTV"), DIRECTV, a Delaware corporation formed as a direct, wholly-owned Subsidiary of DIRECTV ("Holdings"), Dr. John C. Malone ("Dr. Malone"), Mrs. Leslie Malone, The Tracy L. Neal Trust A (the "Tracy Trust") and The Evan D. Malone Trust A (the "Evan Trust," and together with Dr. Malone, Mrs. Malone and the Tracy Trust, collectively, the "Malones" and each a "Malone").

RECITALS

        A.    Splitco, DIRECTV, Holdings and each Malone entered into that certain Voting and Right of First Refusal Agreement, dated as of May 3, 2009 and that certain Amendment No. 1 to the Voting and Right of First Refusal Agreement, dated as of July 29, 2009 (collectively, the "Malone Agreement").

        B.    Splitco, Holdings and each Malone now intend to amend certain provisions of the Malone Agreement as set forth herein.

        C.    Section 13(j) of the Malone Agreement requires that prior to the Merger Effective Time, any amendment to the Malone Agreement be by written agreement of (i) Holdings, (ii) Members holding a majority of the Member Shares, and (iii) Splitco.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Splitco, Holdings and each Malone hereby agrees as follows:

        SECTION 1.    Defined Terms.    Terms defined in the Malone Agreement are used in this Amendment with the same meaning, unless otherwise indicated.

        SECTION 2.    Amendments to Malone Agreement.    The Malone Agreement is hereby amended as follows:

          2.1   The definition of "Malone Child Attribution Person" in Section 1 of the Malone Agreement is hereby amended by deleting such definition and replacing it in its entirety to read as follows:

            ""Malone Child Attribution Person" means any Person who, with respect to a Malone Child, (i) is related to the Malone Child, as described in Section 355(d)(7)(A) of the Code, or (ii) otherwise is treated as one Person with the Malone Child for all purposes of Section 355(e) of the Code."

          2.2   The definition of "Malone Related Person" in Section 1 of the Malone Agreement is hereby amended by deleting such definition and replacing it in its entirety to read as follows:

            ""Malone Related Person" means any Person who (i) is related to a Malone, as described in Section 355(d)(7)(A) of the Code, or (ii) otherwise is treated as one Person with a Malone for all purposes of Section 355(e) of the Code."

        SECTION 3.    Effect on Malone Agreement.    Other than as specifically set forth herein, all other terms and provisions of the Malone Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect.

        SECTION 4.    Severability.    If any term or other provision of this Amendment is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Amendment shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 5.    Captions.    The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

        SECTION 6.    Counterparts.    This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 7.    Successors and Assigns.    This Amendment shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, in the case of any Malone, any trustee, executor, heir, legatee or personal representative succeeding to the ownership of the Malone Liberty Shares, Malone Splitco Shares and Member Shares (and any other Malone Holdings Shares) (including upon the death, disability or incapacity of any Malone).

        SECTION 8.    Governing Law.    This amendment shall be governed by and construed in accordance with the laws of the state of Delaware.

        SECTION 9.    Jurisdiction.    All actions and proceedings arising out of or relating to this Amendment shall be heard and determined in the Court of Chancery of the State of Delaware, or, if the Court of Chancery lacks subject matter jurisdiction, in any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts there from) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

LIBERTY ENTERTAINMENT, INC.
By:	/s/ CHARLES Y. TANABE
	Name:	Charles Y. Tanabe
	Title:	Executive Vice President
DIRECTV
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer
/s/ DR. JOHN C. MALONE Dr. John C. Malone, individually
/s/ MRS. LESLIE MALONE Mrs. Leslie Malone, individually
THE TRACY L. NEAL TRUST A
By:	/s/ DAVID THOMAS
	Name:	David Thomas
	Title:	Trustee
THE EVAN D. MALONE TRUST A
By:	/s/ DAVID THOMAS
	Name:	David Thomas
	Title:	Trustee
THE DIRECTV GROUP, INC.
By:	/s/ LARRY D. HUNTER
	Name:	Larry D. Hunter
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 2 to the Voting and Right of First Refusal Agreement]

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  Exhibit 10.16
AMENDMENT NO. 2 TO VOTING AND RIGHT OF FIRST REFUSAL AGREEMENT